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            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3, Registration No. 33-60549, of our report dated July 1, 1995, included in MidAmerican Energy Company's July 1, 1995 Form 8-K, and our report dated January 27, 1995, included in each of Midwest Resources Inc.'s and Midwest Power Systems Inc.'s Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this Pre-Effective Amendment No. 1.

                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP

Chicago, Illinois
August 3, 1995

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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3, Registration No. 33-60549 of our report dated January 28, 1993, covering the consolidated balance sheet and statement of capitalization of Iowa-Illinois Gas and Electric Company and Subsidiary Company ("Iowa-Illinois") as of December 31, 1992, and the related statements of income, retained earnings and cash flows for the year then ended, included in the Iowa-Illinois Form 10-K for the year ended December 31, 1994, (Commission file number 1-3573), and to all references to our Firm included in this Pre-Effective Amendment No. 1. It should be noted that we have not audited any financial statements of Iowa-Illinois subsequent to December 31, 1992, or performed any audit procedures subsequent to the date of our report.

                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP




Chicago, Illinois
Auugst 3, 1995